Exhibit 21.1

SIGNIFICANT SUBSIDIARIES

Organized Under the Laws of
Agilent Technologies World Trade, Inc.	Delaware
Agilent Technologies Sales & Services GmbH & Co. KG	Germany
Agilent Technologies R&D and Marketing GmbH & Co. KG	Germany
MV Research Limited	Ireland
Agilent Technologies Mauritius Limited	Mauritius
Objective Systems Integrators, Inc.	Delaware
Agilent Technologies Netherlands B.V.	Netherlands
Agilent Technologies Inter-Americas, Inc.	Delaware
Agilent Technologies Brasil Ltda.	Brazil
Agilent Technologies Europe B.V. (Holding)	Netherlands
Agilent Technologies Spain S.L.	Spain
Agilent Technologies Europe B.V. Meyrin Branch	Switzerland
Agilent Technologies Leman S.A.R.L.	Switzerland
Agilent Technologies Australia Pty Ltd	Australia
Agilent Technologies Shanghai Company Limited	China
Agilent Technologies International Japan Ltd	Japan
Agilent Technologies Taiwan Ltd.	Taiwan
Agilent Technologies Belgium S.A./N.V.	Belgium
Agilent Technologies Canada Inc.	Canada
Agilent Technologies Korea Limited	South Korea
Agilent Technologies U.K. Limited	England & Wales
Agilent Technologies Ireland Limited	Ireland
Agilent Technologies Italia S.p.A.	Italy
Agilent Technologies Microwave Products (M) Sdn. Bhd.	Malaysia
Agilent Technologies Mexico, S.de R.L. de C.V.	Mexico
Agilent Technologies International B.V.	Netherlands
Agilent Technologies Netherlands Investments B.V.	Netherlands
Agilent Technologies Singapore (Sales) Pte Ltd	Singapore
Agilent Technologies Singapore Vision Operation Pte Ltd	Singapore
Agilent Technologies (Thailand) Limited	Thailand
Agilent Technologies (Barbados) limited	Barbados
Agilent Technologies France S.A.S	France
Agilent Technologies Japan, Ltd.	Japan
Yokogawa Analytical Systems, Inc.	Japan
Agilent Technologies Company Limited	China
Agilent Technologies Cayman Islands Inc.	Cayman Islands
Agilent Technologies SARL	Switzerland
Agilent Technologies (Malaysia) Sdn. Bhd.	Malaysia
Agilent Technoloiges International SARL	Switzerland
Agilent Technologies Coordination Center S.C./C.V.	Belgium
Agilent Technologies Deutschland Holding GmbH	Germany
Agilent Technologies Deutschland Alpha GmbH	Germany
Agilent Technologies Sanigi B.V.	Netherlands
Agilent Technologies Deutschland GmbH	Germany
Agilent Technologies Ireland Finance Limited	Ireland
Agilent Technologies Deutschland GmbH & Co. Immobilien KG	Germany